EXHIBIT NO. 99.(p) 2

MFS VARIABLE INSURANCE TRUST II

POWER OF ATTORNEY

The undersigned, Trustees of MFS Variable Insurance Trust II (the “Registrant”), hereby severally constitutes and appoints Mark N. Polebaum, Susan S. Newton, Christopher R. Bohane, Timothy M. Fagan, Susan A. Pereira and Brian E. Langenfeld, and each of them singly, as true and lawful attorneys, with full power to them and each of them to sign for each of the undersigned, in the names of, and in the capacities indicated below, the Registration Statement on Form N-14 with respect to the proposed transfer of all of the assets of MFS Strategic Value Portfolio (“SVS”), to MFS Value Portfolio (“EIS”), each a series of the Registrant, in exchange solely for the assumption of certain identified liabilities of SVS and the issuance to SVS of shares of beneficial interest in EIS (the “Reorganization”) and any and all amendments thereto and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission for the purpose of registering the Registrant as a management investment company under the Investment Company Act of 1940 and/or the shares issued in the Reorganization by the Registrant under the Securities Act of 1933 granting unto my said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary or desirable to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hand on this 25th Day of February, 2009.

J. KERMIT BIRCHFIELD J. Kermit Birchfield	Trustee

ROBERT C. BISHOP Robert C. Bishop	Trustee

FREDERICK H. DULLES Frederick H. Dulles	Trustee

DAVID D. HORN David D. Horn	Trustee

MARCIA A. KEAN Marcia A. Kean	Trustee

RONALD G. STEINHART Ronald G. Steinhart	Trustee

HAVILAND WRIGHT Haviland Wright	Trustee